Identification of a baseline biomarker associated with tumor responses in a Phase I/IIa trial of a therapeutic CMV vaccine against recurrent glioblastoma (rGBM)

PY Wen[1], DA Reardon[1], D Forst[2], EQ Lee[1], FM Iwamoto[3], F Diaz-Mitoma[4], DE Anderson[4], AB Lassman[3]

[1]Dana-Farber Cancer Institute, Boston, MA USA; [2]Pappas Center for Neuro-Oncology, Massachusetts General Cancer Center, Boston, MA USA; [3]Department of Neurology and Herbert Irving Comprehensive Cancer Center, Columbia University Irving Medical Center, New York Presbyterian Hospital, New York, NY USA; [4]VBI Vaccines, Cambridge, MA, USA

SNO 25th Society for NeuroOncology

SNO2020 Virtual Conference
November 19-21, 2020
20/20 Vision for the Future

Abstract No. CTIM-07

Background

- Cytomegalovirus (CMV) antigens are reported in >90% of GBMs
- 'Foreign' tumor-associated viral antigens are inherently immunogenic
- **gB and pp65 antigens** are the most frequent CMV targets for CD4+ and CD8+ T-cells
  - CD8+ T cells are critical for killing of tumor cells
  - CD4+ effector memory (CCR7-CD45RA-) cells preferentially migrate to the tumor microenvironment and are critical for CD8+ T cell persistence and function
- **Targeting CMV as a foreign viral antigen** has the potential to harness, re-stimulate, and re-focus pre-existing anti-CMV immunity to clear CMV+ tumors
- **VBI-1901**, a bivalent gB/pp65 enveloped virus-like particle (eVLP), is currently in the Phase IIa portion of an ongoing Phase I/IIa clinical study
- In addition to assessing safety, immunogenicity, and clinical outcomes, this study also analyzed different biomarkers which might identify those individuals most likely to respond to treatment with VBI-1901

About VBI-1901

Rationally-designed vaccine immuno-therapeutic for CMV+ solid tumors

Schematic	 
Antibody Target	gB
T Cell Targets	gB (CD4⁺), pp65 (CD8⁺)
Target Indication	Treatment of CMV+ solid tumors, notably glioblastoma
Rationale	Targets multiple antigens, each with multiple epitopes, to promote broad immunity & avoid tumor escape
Adjuvant	GM-CSF or GSK's $AS01_B$

Phase I/IIa Trial Design

Two-part, multi-center, open-label, dose-escalation study of VBI-1901 in patients with recurrent GBM

Phase I : Dose-Escalation Phase
Population : Recurrent GBM (any #)

- *Study Arm 3:* **High Dose** (n=6) 10.0 µg + GM-CSF
- *Study Arm 2:* **Int. Dose** (n=6) 2.0 µg + GM-CSF
- *Study Arm 1:* **Low Dose** (n=6) 0.4 µg + GM-CSF

Phase IIa: Extension Phase
Population : Recurrent GBM (1st only)

- *Study Arm 1:* n=10 **10.0 µg + GM-CSF (i.d.)**
- *Study Arm 2:* n=10 **10.0 µg + GSK's $AS01_B$ (i.m.)**

ClinicalTrials.Gov identifier: NCT03382977

Patients in Part B of the study received vaccination every 4 weeks until clinical progression

Outcome Measures : Phase I/IIa
- Safety
- Immunogenicity
- Tumor and clinical responses
- Quality of life

Patient Demographics : Phase IIa
- **GM-CSF arm :** median age 58 (33-67 yrs)
  - 4 men; 6 women
- **AS01B arm :** median age 65 (40-67 yrs)
  - 7 men; 3 women

Tumor Responses : Change in Tumor Size Over Time

Disease Control Rate = Complete Response (CR) + Partial Response (PR) + Stable Disease (SD)

VBI-1901 10µg + GM-CSF — **Disease Control Rate : 40% (incl. 2 PRs + 2 SDs)**



Tumor Size Change Compared to Baseline (%)
Time (weeks)
03-007
03-012
03-016
04-004
03-014
01-028
03-015 - Stable Disease (SD)
04-002 - Partial Response (PR)
04-005 - SD
04-006 - PR w/ pseudoprogression
- No tumor response

VBI-1901 10µg + $AS01_B$ — **Disease Control Rate : 56% (incl. 5 SDs)**

In evaluable subjects (n=5/9) - tumor response data pending for 10th subject



Tumor Size Change Compared to Baseline (%)
Time (weeks)
01-701
01-703
03-702
04-701 - SD
04-702 - SD w/ pseudoprogression
03-701 - SD w/ pseudoprogression
01-704 - SD
01-702
05-701 - SD w/ pseudoprogression

Biomarker Analyses

Identified biomarker from VBI-1901 + GM-CSF study arm:
Normal baseline CD4+/CD8+ ratio associated with tumor responses



GM-CSF Arm
Baseline CD4/CD8 Ratio
CD4+/CD8+ T cell ratio
Tumor Progression (n=6)
Tumor Response (n=4)
AS01B may help overcome deficits in immune function
Tumor responses w/ AS01B were seen regardless of CD4/CD8 ratio biomarker status
AS01B Arm
Baseline CD4/CD8 Ratio
Tumor Progression (n=3)
Tumor Response (n=4)

Tumor responses achieved in subjects in both Phase IIa study arms regardless of other baseline biomarkers often predictive of immunologic fitness or baseline health



Baseline Tumor Size
Baseline WBC Count
Baseline Performance
Baseline Lymphocyte %
GM-CSF
AS01B
Tumor area (mm²)
WBC count (x109/µl)
KPS Status
Baseline lymphocyte count (%)
Tumor Prog.
Tumor Res.

Conclusions

- 2 partial responses (PRs) observed in VBI-1901 + GM-CSF Phase IIa study arm, resulting in a disease control rate of 40%
- The VBI-1901 + $AS01_B$ Phase IIa study arm had a 56% disease control rate in subjects available for evaluation (n=5/9)
- VBI-1901 was well-tolerated with both adjuvants – no safety signals observed in either Phase IIa study arm
- Presumed pseudoprogression was observed in both arms of the Phase IIa study – defined as immune infiltration into the tumor which appears initially as tumor growth, but later subsides resulting in tumor growth stabilization and/or shrinkage
- Previously-identified biomarker to preferentially select patients most likely to benefit from VBI-1901 + GM-CSF did not correlate to tumor response in the VBI-1901 + $AS01_B$ study arm → $AS01_B$ may be sufficient to overcome deficits in baseline immunological fitness

Conflicts & Sponsorships

Dr. David E. Anderson is the Chief Scientific Officer and Dr. Francisco Diaz-Mitoma is the Chief Medical Officer at VBI Vaccines, the sponsor of the study

Dr. Andrew B. Lassman was a principal investigator of the study and his institution received financial support for the services performed at his study center

References

[1]Little et al., *Trends Mol. Med.* 1999; 8:337-342

[2]Chowell et al., *Science* 2018 Feb 2;359(6375):582-587

[3]Cui J-H et al., *Front. Immunol.* 9:2729

Contact Information

Dr. Andrew B. Lassman
ABL7@cumc.columbia.edu

Dr. David E. Anderson
danderson@vbivaccines.com